Form of Global Nonstatutory Stock Option Agreement

CONFORMIS, INC.
NONSTATUTORY STOCK OPTION AGREEMENT
Conformis, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2015 Stock Incentive Plan. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of optionee (the “Participant”):
Date of this option grant:
Number of shares of the Company’s Common Stock subject to this option (“Shares”):
Option exercise price per Share:
Vesting Start Date:
Final Exercise Date:

Vesting Schedule:

See Attachment 1

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

CONFORMIS, INC.
Signature of Participant
Street Address	By: Name of Officer Title:
City/State/Zip Code

Nonstatutory Stock Option Agreement

CONFORMIS, INC.
Nonstatutory Stock Option Agreement
Incorporated Terms and Conditions
1.Grant of Option.
This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2015 Stock Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.00001 par value per share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).
It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.    Vesting Schedule.
This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3.    Exercise of Option.
(a)    Form of Exercise. Each election to exercise this option shall be in writing, in the form of the Stock Option Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, or in such other form (which may be electronic) as is approved by the Company, together with payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)    Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees,

Nonstatutory Stock Option Agreement

officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
(c)    Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
(d)    Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
(e)    Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. “Cause” shall have the meaning set forth in any employment or other agreement between the Participant and the Company or, in the absence of such an agreement, shall mean, in the good faith determination of the Company, the Participant has: (i) committed gross negligence or willful malfeasance in the performance of the Participant’s work or duties; (ii) committed a breach of fiduciary duty or a breach of any non-competition, non-solicitation or confidentiality obligations to the Company; (iii) failed to follow the proper directions of the Participant’s direct or indirect supervisor after written notice of such failure; (iv) been convicted of, or pleaded “guilty” or “no contest” to, any misdemeanor relating to the affairs of the Company or any felony; (v) disregarded the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (vi) engaged in intentional acts that have generated material adverse publicity toward or about the Company.
4.    Withholding.
No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

Nonstatutory Stock Option Agreement

5.    Transfer Restrictions.
This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
6.    Provisions of the Plan.
This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.
7.    Data Privacy Notice

In accepting this option, Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other grant materials by an and among, as applicable, the Company, the Employer and any other Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and other Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social security number, passport or other identification number, salary, nationality, job title, or any shares held in the Company, and details of all awards or other entitlement to shares awarded, canceled, exercised, vested, unvested, or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant further understands that the Company, the Employer and/or other Affiliates will transfer Data among themselves as necessary for the exclusive purposes of implementation, administration and management of Participant’s participation in the Plan, and that the Company, the Employer and/or other Affiliates may each further transfer Data to E*Trade Financial Corporate Services, Inc. or such other third party (“Data Participants”), which is assisting the Company (or may assist the Company in the future) with the implementation, administration, and management of the Plan.

Participant understands that the Data Participants are located in the United States, and that the United States may have different data privacy laws and protections than Participant’s country. Participant understands that, if Participant resides outside the United States, Participant may request a list with the names and addresses of Data Participants by contacting in writing Participant’s local human resources representative. Participant authorizes the Data Participants to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.

Nonstatutory Stock Option Agreement

Participant understands that, if Participant resides outside the United States, Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data to make the information contained therein factually accurate, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.

Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consents, Participant’s status will not be affected; the only consequence of refusing or withdrawing the consents is that the Company would not be able to grant Restricted Stock or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing the consents may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact in writing dataprivacy@conformis.com.

Upon request of the Company, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company.
8.    Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
9.    Language .
If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

10.    Appendix .
Notwithstanding any provisions in this Agreement, this option shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that

Nonstatutory Stock Option Agreement

the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

By electronically accepting this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and this Agreement, including the Appendix. Within six months of the Grant Date, if Participant has not electronically accepted this Agreement on E*Trade.com’s website, or the website of any other stock plan service provider appointed by the Company, then this award shall automatically be deemed accepted, and Participant shall be bound by the terms and conditions in the Plan and this Agreement, including the Appendix.

Nonstatutory Stock Option Agreement

APPENDIX

Conformis, Inc.
2015 Stock Incentive Plan
Nonstatutory Stock Option Agreement
Additional Terms and Provisions

Terms and Conditions

This Appendix (the “Appendix”) includes additional terms and conditions that govern the Nonstatutory Stock Option (“Option”) granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement. The Option will not create any entitlement to receive any similar benefit in the future.

Notifications

This Appendix also includes country-specific information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of July 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that your restricted stock vests, or when you sell shares acquired under the Plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation. Finally, please note that if you are a citizen or resident of a country other than the country in which you are currently working or residing, or transfer employment or residence after grant, the information contained in the Appendix may not be applicable.

Belgium

Notifications

Nonstatutory Stock Option Agreement

Foreign Asset/Account Reporting Information. Participant is required to report any securities (e.g., shares of Stock) or bank accounts opened and maintained outside Belgium on his or her annual tax return.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with the sale of shares of Stock acquired under the Plan or the receipt of any cash dividends, the report must be filed electronically by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank may make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Nonstatutory Stock Option Agreement

ANNEX A
CONFORMIS, INC.
Stock Option Exercise Notice
Conformis, Inc.
600 Technology Park Drive
Billerica, MA 01821
Dear Sir or Madam:
I,                  (the “Participant”), hereby irrevocably exercise the right to purchase          shares of the Common Stock, $.00001 par value per share (the “Shares”), of Conformis, Inc. (the “Company”) at $     per share pursuant to the Company’s 2015 Stock Incentive Plan and a stock option agreement with the Company dated              (the “Option Agreement”). Enclosed herewith is a payment of $        , the aggregate purchase price for the Shares. The certificate for the Shares should be registered in my name as it appears below or, if so indicated below, jointly in my name and the name of the person designated below, with right of survivorship.

Dated:

Signature
Print Name:
Address:

Name and address of persons in whose name the Shares are to be jointly registered (if applicable):

Nonstatutory Stock Option Agreement